UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2017

Morgan Stanley

_______________________________________________

(Exact name of Registrant as specified in its charter)

Delaware	1−11758	36−3145972
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1585 Broadway, New York, New York 10036

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(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (212) 761−4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 25, 2017, the Board of Directors (the “Board”) of Morgan Stanley (the “Company”) elected Elizabeth Corley to the Board, effective January 1, 2018. The Board determined that Ms. Corley is independent in accordance with the director independence standards established under the Company’s Corporate Governance Policies.

Ms. Corley will receive compensation as a non-employee director in accordance with the Company’s non-employee director compensation practices described in “Item 1 − Election of Directors: Corporate Governance Highlights − Director Compensation” of the Company’s Annual Meeting Proxy Statement filed with the Securities and Exchange Commission on April 7, 2017.

The Company’s related press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference in its entirety.

Item 9.01.	Financial Statements and Exhibits.

99.1	Press release of the Company, dated October 26, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORGAN STANLEY (Registrant)

By:	/s/ Martin M. Cohen
Name: Martin M. Cohen
Title: Corporate Secretary

Date: October 26, 2017